                                                                  EXHIBIT 10.16

                                                                  EXECUTION COPY

                                U.S. $100,000,000

                            364-DAY CREDIT AGREEMENT

                            Dated as of June 21, 2002

                                      Among

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.
                                   as Borrower

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders

                                       and

                                 CITIBANK, N.A.

                                    as Agent

                                       and

                               JPMORGAN CHASE BANK
                                       and
                              BANK OF AMERICA, N.A.

                              as Syndication Agents

                                       and

                            SALOMON SMITH BARNEY INC.

                                    as Agent

                                TABLE OF CONTENTS

ARTICLE I

         SECTION 1.01.  Certain Defined Terms                                                                     1

         SECTION 1.02.  Computation of Time Periods                                                               9

         SECTION 1.03.  Accounting Terms                                                                          9

ARTICLE II

         SECTION 2.01.  The Advances                                                                             10

         SECTION 2.02.  Making the Advances                                                                      10

         SECTION 2.03.  Fees                                                                                     11

         SECTION 2.04.  Optional Termination or Reduction of the Commitments                                     11

         SECTION 2.05.  Repayment of Advances                                                                    11

         SECTION 2.06.  Interest on Advances                                                                     11

         SECTION 2.07.  Interest Rate Determination                                                              11

         SECTION 2.08.  Optional Conversion of Advances                                                          12

         SECTION 2.09.  Prepayments of Advances                                                                  13

         SECTION 2.10.  Increased Costs                                                                          13

         SECTION 2.11.  Illegality                                                                               13

         SECTION 2.12.  Payments and Computations                                                                13

         SECTION 2.13.  Taxes                                                                                    14

         SECTION 2.14.  Sharing of Payments, Etc.                                                                15

         SECTION 2.15.  Evidence of Debt                                                                         15

         SECTION 2.16.  Use of Proceeds                                                                          16

         SECTION 2.17.  Increase in the Aggregate Commitments                                                    16

         SECTION 2.18.  Extension of Termination Date                                                            17

ARTICLE III

         SECTION 3.01.  Conditions Precedent to Effectiveness of Section 2.01                                    18

         SECTION 3.02.  Conditions Precedent to Each Borrowing, Commitment Increase and Extension Date.          20

         SECTION 3.03.  Determinations Under Section 3.01                                                        20

ARTICLE IV

         SECTION 4.01.  Representations and Warranties of the Borrower                                           20

ARTICLE V

         SECTION 5.01.  Affirmative Covenants                                                                    22

         SECTION 5.02.  Negative Covenants                                                                       24

         SECTION 5.03.  Financial Covenants                                                                      26

ARTICLE VI

         SECTION 6.01.  Events of Default                                                                        26

ARTICLE VII

         SECTION 7.01.  Authorization and Action                                                                 28

         SECTION 7.02.  Agent's Reliance, Etc.                                                                   28

         SECTION 7.03.  Citibank and Affiliates                                                                  28

         SECTION 7.04.  Lender Credit Decision                                                                   29

         SECTION 7.05.  Indemnification                                                                          29

         SECTION 7.06.  Successor Agent                                                                          29

         SECTION 7.07.  Other Agents.                                                                            29

ARTICLE VIII

         SECTION 8.01.  Amendments, Etc.                                                                         29

         SECTION 8.02.  Notices, Etc.                                                                            30

         SECTION 8.03.  No Waiver; Remedies                                                                      30

         SECTION 8.04.  Costs and Expenses                                                                       30

         SECTION 8.05.  Right of Set-off                                                                         31

         SECTION 8.06.  Binding Effect                                                                           31

         SECTION 8.07.  Assignments and Participations                                                           32

         SECTION 8.08.  Confidentiality                                                                          33

         SECTION 8.09.  Governing Law                                                                            33

         SECTION 8.10.  Execution in Counterparts                                                                34

         SECTION 8.11.  Judgment                                                                                 34

         SECTION 8.12.  Jurisdiction, Etc.                                                                       34

         SECTION 8.13.  Waiver of Jury Trial                                                                     35

Schedules

Schedule I - List of Applicable Lending Offices

Exhibits

Exhibit A        -   Form of Note

Exhibit B        -   Form of Notice of Borrowing

Exhibit C        -   Form of Assignment and Acceptance

Exhibit D-1      -   Form of Opinion of Bermuda Counsel for the Borrower

Exhibit D-2      -   Form of Opinion of New York Counsel for the Borrower

                            364-DAY CREDIT AGREEMENT

                            Dated as of June 21, 2002

                  PLATINUM UNDERWRITERS HOLDINGS, LTD., a company organized under the laws of Bermuda (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, JPMORGAN CHASE BANK and BANK OF AMERICA, N.A., as syndication agents, SALOMON SMITH BARNEY INC., as lead arranger, and CITIBANK, N.A. ("Citibank"), as agent (the "Agent") for the Lenders (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Advance" means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Agent's Account" means the account of the Agent maintained by the Agent at Citibank at its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, Attention: Bank Loan Syndications, or such other account as the Agent may from time to time specify as the "Agent's Account".

                  "Annual Statement" means the annual financial statement of an Insurance Subsidiary as required to be filed with the Authority (or similar governmental authority) of such Subsidiary's domicile, together with all exhibits or schedules filed therewith, prepared in conformity with SAP.

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Margin" means (a) for Base Rate Advances, 0% per annum and (b) for Eurodollar Rate Advances, as of any date prior to which the Borrower first has a Public Debt Rating, 0.500% per annum and, as of any date thereafter, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

------------------------------------------------------
Public Debt Rating              Applicable Margin for
    S&P/Moody's               Eurodollar Rate Advances
------------------------------------------------------
Level 1
A or A2 or above                       0.445%
------------------------------------------------------
Level 2
A- or A3                               0.475%
------------------------------------------------------

------------------------------------------------------
Level 3
BBB+ or Baa1                           0.500%
------------------------------------------------------
Level 4
BBB or Baa2                            0.550%
------------------------------------------------------
Level 5
BBB- and Baa3                          0.675%
------------------------------------------------------
Level 6
Lower than Level 5                     0.750%
------------------------------------------------------

                  "Applicable Percentage" means, as of any date prior to which the Borrower first has a Public Debt Rating, 0.125% per annum and, as of any date thereafter, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

-----------------------------------------------
Public Debt Rating                   Applicable
    S&P/Moody's                      Percentage
-----------------------------------------------
Level 1
A or A2 or above                       0.080%
-----------------------------------------------
Level 2
A- or A3                               0.100%
-----------------------------------------------
Level 3
BBB+ or Baa1                           0.125%
-----------------------------------------------
Level 4
BBB or Baa2                            0.150%
-----------------------------------------------
Level 5
BBB- and Baa3                          0.200%
-----------------------------------------------
Level 6
Lower than Level 5                     0.250%
-----------------------------------------------

                  "Applicable Utilization Fee" means, as of any date that the aggregate Advances exceed 50% of the Commitments, (a) prior to which the Borrower first has a Public Debt Rating, 0.125% per annum and (b) as of any date thereafter, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

--------------------------------------------------
Public Debt Rating                    Applicable
    S&P/Moody's                    Utilization Fee
--------------------------------------------------
Level 1
A or A2 or above                       0.125%
--------------------------------------------------
Level 2
A- or A3                               0.125%
--------------------------------------------------
Level 3
BBB+ or Baa1                           0.125%
--------------------------------------------------
Level 4
BBB or Baa2                            0.125%
--------------------------------------------------
Level 5
BBB- and Baa3                          0.125%
--------------------------------------------------
Level 6
Lower than Level 5                     0.250%
--------------------------------------------------

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

                  "Assuming Lender" has the meaning specified in Section
         2.17(d).

                  "Assumption Agreement" has the meaning specified in Section 2.17(d)(ii).

                  "Authority" means the Bermuda Monetary Authority or similar governmental authority in the applicable jurisdiction.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

                           (b) 1/2 of one percent per annum above the Federal Funds Rate.

                  "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i).

                  "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to
         Section 2.01.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "Citibank" means Citibank, N.A.

                  "Commitment" means as to any Lender (a) the amount set forth opposite such Lender's name on Schedule I hereto, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth in such Assumption Agreement or (c) if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d), as such amount may be reduced pursuant to Section 2.04 or increased pursuant to Section 2.17.

                  "Commitment Date" has the meaning specified in Section
         2.17(b).

                  "Commitment Increase" has the meaning specified in Section 2.17(a).

                  "Confidential Information" means information that the Borrower furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Borrower.

                  "Consenting Lender" has the meaning specified in Section 2.18(b).

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07 or 2.08.

                  "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided, that obligations under Reinsurance Agreements and Primary Policies and guarantees of such obligations shall not constitute "Debt".

                  "Debt for Borrowed Money" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a consolidated balance sheet of such Person.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Effective Date" has the meaning specified in Section 3.01.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of hazardous materials.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If the Telerate Markets Page 3750 (or any successor page) is unavailable, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
         Section 2.07.

                  "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii).

                  "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement

         (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Extension Date" has the meaning specified in Section 2.18(b).

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "GAAP" has the meaning specified in Section 1.03.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "Increase Date" has the meaning specified in Section 2.17(a).

                  "Increasing Lender" has the meaning specified in Section 2.17(b).

                  "Information Memorandum" means the information memorandum dated May 31, 2002 used by the Agent in connection with the syndication of the Commitments.

                  "Insurance Code" means, with respect to any Insurance Subsidiary, the statute of such Insurance Subsidiary's domicile that governs the formation and operation of entities engaged in the business of insurance and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time.

                  "Insurance Subsidiary" means any Subsidiary of the Borrower which is licensed by any governmental authority to engage in the insurance business by issuing Primary Policies or entering into Reinsurance Agreements.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Borrower may not select any Interest Period that ends after the Termination Date;

                           (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Invested Assets" means cash, cash equivalents, short term investments, investments held for sale and any other assets which are treated as investments under GAAP.

                  "Lenders" means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.17 or 2.18 and each Person that shall become a party hereto pursuant to Section 8.07.

                  "Licenses" means hold licenses (including, without limitation, licenses or certificates of authority from applicable insurance departments), permits or authorizations to transact insurance and reinsurance business.

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower to perform its obligations under this Agreement or any Note.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Non-Consenting Lender" has the meaning specified in Section 2.18(b).

                  "Note" means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section
         2.15 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Primary Policies" means any insurance policies issued by an Insurance Subsidiary.

                  "Public Debt Rating" means, as of any date, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available rating; (b) if at any time after the Borrower first has a Public Debt Rating issued by either S&P or Moody's, neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee will be set in accordance with Level 6 under the definition of "Applicable Margin", "Applicable Percentage" or "Applicable Utilization Fee", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the higher rating unless such ratings differ by two or more levels, in which case the applicable level will be one level above the lower of such levels; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                  "Reference Banks" means Citibank, JPMorgan Chase Bank and Bank of America, N.A.

                  "Register" has the meaning specified in Section 8.07(d).

                  "Registration Statement" means the Form S-1 Registration Statement under the Securities Act of 1933, filed with the Securities and Exchange Commission on June 14, 2002, as such Form S-1 may be amended, modified or otherwise supplemented from time to time and distributed to the Lenders prior to June 21, 2002, or as further amended, modified or supplemented from time to time as is acceptable to the Required Lenders.

                  "Reinsurance Agreements" means any agreement, contract, treaty, certificate or other arrangement whereby the Borrower or any Subsidiary agrees to assume from or reinsure an insurer or reinsurer all or part of the liability of such insurer or reinsurer under a policy or policies of insurance issued by such insurer or reinsurer.

                  "Required Lenders" means at any time Lenders owed at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "SAP" means, as to each Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Authority (or other similar authority) in such Insurance Subsidiary's domicile for the preparation of Annual Statements and other financial reports by insurance corporations of the same type as such Insurance Subsidiary.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "St. Paul" means The St. Paul Companies, Inc., a Minnesota corporation.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Termination Date" means the earlier of (a) June 20, 2003, subject to the extension thereof pursuant to Section 2.18 and (b) the date of termination in whole of the Commitments pursuant to Section
         2.04 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.18 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment. Each Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.

                  SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances or (y) 11:00 A.M. (New York City time) on the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B hereto, specifying therein the requested
(i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing,
(iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07 or 2.11 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than six separate Borrowings.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section
2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such

Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2002, and on the Termination Date.

                  (b) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

                  SECTION 2.04. Optional Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  SECTION 2.05. Repayment of Advances. The Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Advances then outstanding.

                  SECTION 2.06. Interest on Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Agent may, and upon the request of the Required Lenders shall, require the Borrower to pay interest ("Default Interest") on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above, provided, however, that following acceleration of the Advances pursuant to
Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

                  SECTION 2.07. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.06(a)(ii).

                  (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                  (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

                  (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  (f) If Telerate Markets Page 3750 is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

                  (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

                  (ii) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                  (iii) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.08. Optional Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  SECTION 2.09. Prepayments of Advances. The Borrower may, upon notice at least two Business Days' prior to the date of such prepayment, in the case of Eurodollar Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that
(x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to
Section 8.04(c).

                  SECTION 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (b) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.12. Payments and Computations. (a) The Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.10, 2.13 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.17 or an extension of the Termination Date pursuant to Section 2.18, and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, as the case may be, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

                  (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 2.13. Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under the Notes or any other documents to be delivered hereunder shall be made, in accordance with Section 2.12 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder (hereinafter referred to as "Other Taxes").

                  (c) The Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in
Section 8.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent.

                  (e) Any Lender claiming any additional amounts payable pursuant to this Section 2.13 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office (or to take such other action) if the making of such a change (or the taking of such other action) would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.14. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.10, 2.13 or 8.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.15. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.

                  (b)      The Register maintained by the Agent pursuant to
Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof.

                  (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                  SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries.

                  SECTION 2.17. Increase in the Aggregate Commitments. (a) The Borrower may, at any time but in any event not more than once in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Commitment be increased by an amount of $10,000,000 or an integral multiple thereof (each a "Commitment Increase") to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "Increase Date") as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of the Commitments at any time exceed $250,000,000 and (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date (x) the applicable conditions set forth in Article III shall be satisfied and (y) the Public Debt Rating is BBB+ or better from S&P and Baa1 or better from Moody's.

                  (b) The Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include
(i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date"). Each Lender that is willing to participate in such requested Commitment Increase (each an "Increasing Lender") shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Agent.

                  (c) Promptly following each Commitment Date, the Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of not less than $10,000,000.

                  (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.17(b) (each such Eligible Assignee and each Eligible Assignee that agrees to an extension of the Termination Date in accordance with Section 2.18(c), an "Assuming Lender") shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.17(b)) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:

                  (i) (A) certified copies of resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Borrower (which may be in-house counsel), in substantially the form of Exhibit E hereto;

                  (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Agent (each an "Assumption Agreement"), duly executed by such Eligible Assignee, the Agent and the Borrower; and

                  (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

                  SECTION 2.18. Extension of Termination Date. (a) At least 30 days but not more than 45 days prior to the Termination Date, the Borrower, by written notice to the Agent, may request an extension of the Termination Date in effect at such time by 364 days from its then scheduled expiration. The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 20 days prior to the Termination Date, notify the Borrower and the Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Agent and the Borrower in writing of its consent to any such request for extension of the Termination Date at least 20 days prior to the Termination Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Agent shall notify the Borrower not later than 15 days prior to the Termination Date of the decision of the Lenders regarding the Borrower's request for an extension of the Termination Date.

                  (b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.18, the Termination Date in effect at such time shall, effective as at the Termination Date (the "Extension Date"), be extended for 364 days; provided that on each Extension Date the applicable conditions set forth in Article III shall be satisfied. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.18, the Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection (d) of this Section 2.18, be extended as to those Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.18 and the Commitment of such Lender is not assumed in accordance with subsection
(c) of this Section 2.18 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Borrower, such Lender or any other Person; provided that such Non-Consenting Lender's rights under Sections 2.10, 2.13 and 8.04, and its obligations under Section 7.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Termination Date.

                  (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.18, the Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Agent not later than 10 days prior to the Termination Date of the amount of the Non-Consenting Lenders' Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Borrower and the Agent. If after giving effect to the assignments of Commitments described above there remain any Commitments of Non-Consenting Lenders, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective as of the Extension Date, any Non-Consenting

Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

                  (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

                  (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

                  (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 8.07(a) for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights under Sections 2.10,
2.13 and 8.04, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.18 shall have delivered to the Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

                  (d) If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.18) Lenders having Commitments equal to at least 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Agent shall so notify the Borrower, and, subject to the satisfaction of the applicable conditions in
Article III, the Termination Date then in effect shall be extended for the additional 364-day period as described in subsection (a) of this Section 2.18, and all references in this Agreement, and in the Notes, if any, to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01.     Conditions Precedent to Effectiveness of
Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

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

                  (a) There shall have occurred no Material Adverse Change since April 24, 2002.

                  (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

                  (c) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have requested.

                  (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                  (e) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date, and the Agent shall have confirmed to the Borrower in writing that the Effective Date has occurred.

                  (f) The Borrower shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent) that have been previously invoiced to the Borrower.

                  (g) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                           (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

                           (ii) No event has occurred and is continuing that constitutes a Default.

                  (h) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

                           (i) The Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.15.

                           (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                           (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                           (iv) A favorable opinion of Conyers Dill & Pearman, Bermuda counsel to the Borrower and Dewey Ballantine LLP, New York counsel for the Borrower, substantially in the form of Exhibits D-1 and D-2 hereto, respectively, and as to such other matters as any Lender through the Agent may reasonably request.

                           (v) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

                  (i) The Borrower shall have received net proceeds of not less than $850,000,000 from the public sale of equity interests.

                  SECTION 3.02. Conditions Precedent to Each Borrowing, Commitment Increase and Extension Date. The obligation of each Lender to make an Advance on the occasion of each Borrowing, each Commitment Increase and each extension of Commitments pursuant to Section 2.18 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing, the applicable Increase Date or the applicable Extension Date
(a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, request for Commitment Increase, request for Commitment Extension and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, such Increase Date or such Extension Date such statements are true):

                  (i)      the representations and warranties contained in
         Section 4.01 are correct on and as of such date, before and after giving effect to such Borrowing, such Commitment Increase or such Extension Date and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (ii) no event has occurred and is continuing, or would result from such Borrowing, such Commitment Increase or such Extension Date or from the application of the proceeds therefrom, that constitutes a Default;

and (b) with respect to any Commitment Increase or Commitment extension, the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

                  SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Each of the Borrower and its Subsidiaries (i) is duly organized, validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of incorporation or organization, (ii) is duly qualified to do business and (to the extent applicable) in good standing in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to qualify would not have a Material Adverse Effect, (iii) has the requisite corporate power and authority and the right to own and operate its properties, to lease the property it operates under lease, and to conduct its business as now and proposed to be conducted, and (iv) except as disclosed in the Registration Statement, has obtained all material licenses, permits, consents or approvals from or by, and has made all filings with, and given all notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct (including, without limitation, the consummation of the transactions contemplated by this Agreement) as to each of the foregoing, except where the failure to do so would not have a Material Adverse Effect.

                  (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes to be delivered by it, except for those authorizations, approvals, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect.

                  (d) This Agreement has been, and each of the Notes to be delivered by it when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, (ii) the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at April 24, 2002, copies of which have been furnished to each Lender, fairly present the pro forma Consolidated financial condition of the Borrower and its Subsidiaries as at such date, giving effect to the transactions contemplated hereby, all in accordance with generally accepted accounting principles consistently applied. Since April 24, 2002, there has been no Material Adverse Change.

                  (f) The description of the Quoted Share Retrocession Agreements (as defined in the Registration Statement) as set forth in the Registration Statement is not misleading in any material respect.

                  (g) There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

                  (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (i) The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except to the extent that failure to so comply would not reasonably be expected to have a material negative impact on the Borrower and its Subsidiaries taken as a whole.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

                  (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

                  (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

                  (e) Visitation Rights. At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time and, in the case of an Insurance Subsidiary, in accordance with SAP.

                  (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (h) Transactions with Affiliates. Except as disclosed in the Registration Statement, conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  (i)      Reporting Requirements. Furnish to the Lenders:

                           (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                           (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by KPMG LLP or other independent public accountants acceptable to the Required Lenders and certificates of the chief financial officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                           (iii) within 15 days after the date filed with the Authority for each of its fiscal years, a copy of the Annual Statement of each Insurance Subsidiary for each fiscal year commencing on or after December 31, 2002, for such fiscal year, if any, required by the Authority to be filed, each of which statements delivered to be prepared in accordance with SAP and accompanied by the certification of the chief financial officer or chief executive officer of such Insurance Subsidiary that such financial statement is complete and correct and presents fairly in accordance with SAP the financial position of such Insurance Subsidiary for the period then ended.

                           (iv) within five Business Days of receipt, a copy of any financial examination reports by a governmental authority with respect to its Insurance Subsidiaries relating to the insurance business of its Insurance Subsidiaries (when, and if, prepared); provided, the Borrower shall only be required to deliver any interim report hereunder at such time as Borrower has knowledge that a final report will not be issued and delivered to the Agent within 90 days of any such interim report.

                           (v)      copies of all filings (other than
                  nonmaterial tax and insurance rate and other ministerial regulatory filings) with governmental authorities by the Borrower or any Subsidiary not later than five Business Days after such filings are made, including, without limitation, filings which seek approval of governmental authorities with respect to transactions between the Borrower or such Subsidiary and its Affiliates.

                           (vi) within five Business Days of such notice, notice of proposed or actual suspension, termination or revocation of any material License of any Insurance Subsidiary by any governmental authority or of receipt of notice from any governmental authority notifying the Borrower or any Insurance Subsidiary of a hearing relating to such a suspension, termination or revocation, including any request by a governmental authority which commits the Borrower or any Insurance Subsidiary to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of the Borrower or any Insurance Subsidiary to conduct its business.

                           (vii) within five Business Days of such notice, notice of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any governmental authority concerning the business, practices or operations of the Borrower or any Insurance Subsidiary.

                           (viii) promptly, notice of any actual or, to the best of the Borrower's knowledge, proposed material changes in the Insurance Code governing the investment or dividend practices of any Insurance Subsidiary.

                           (ix) as soon as possible and in any event within five days after any senior officer becomes aware or should have become aware of the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                           (x) promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its securityholders, and copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                           (xi) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f); and

                           (xii) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

         Reports and financial statements required to be delivered by Borrower pursuant to clauses (i), (ii), (iii), (v) and (vi) of this subsection
         (i) shall be deemed to have been delivered on the date on which the Borrower posts such reports, or reports containing such financial statements, on its website on the Internet at www.sec.gov or at such other website identified by the Borrower in a notice to the Agent and the Lenders and that is accessible by the Lenders without charge; provided that the Borrower shall deliver paper copies of such information to any Lender promptly upon request of such Lender through the Agent and provided further that the Lenders shall be deemed to have received the information specified in clauses (i) through (vi) of this subsection (i) on the date (x) such information is posted at the website of the Agent identified from time to time by the Agent to the Lenders and the Borrower and (y) such posting is notified to the Lenders (it being understood that the Borrower shall have satisfied the timing obligations imposed by those clauses as of the date such information is delivered to the Agent).

                  SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

                  (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                           (i)      Permitted Liens,

                           (ii) purchase money Liens upon or in any real property or equipment acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced,

                           (iii) Liens on Invested Assets pursuant to trust, letter of credit or other security arrangements in connection with Reinsurance Agreements or Primary Policies, and

                           (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary,

                           (v) other Liens securing Debt in an aggregate principal amount not to exceed $10,000,000 at any time outstanding,

                           (vi) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

                  (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Borrower, and except that any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (c) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets if the assets involved in any such transaction or series of related transactions (other than investment transactions in the ordinary course of business) represent more than 10% of the consolidated total assets of the Borrower and its consolidated Subsidiaries as set forth on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries most recently furnished to the Agent hereunder.

                  (d) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles or SAP.

                  (e) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business considered as a whole, as the business of the Borrower and its Subsidiaries is described in the Registration Statement.

                  (f) Subsidiary Debt. Permit any of its Subsidiaries to create or suffer to exist, any Debt other than:

                           (i) Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower,

                           (ii)     Debt secured by (x) Liens permitted by
                  Section 5.02(a) (other than Section 5.02(a)(iii)) aggregating for all of the Borrower's Subsidiaries not more than $10,000,000 at any one time outstanding and (y) Liens permitted by Section 5.02(a)(iii),

                           (iii) unsecured Debt incurred in the ordinary course of business aggregating for all of the Borrower's Subsidiaries not more than $10,000,000 at any one time outstanding,

                           (iv) Debt in respect of Hedge Agreements incurred in the ordinary course of business, and

                           (v) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                  SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

                           (a) Tangible Net Worth. Maintain an excess of Consolidated total tangible assets over Consolidated total liabilities of not less than an amount equal to 70% of the Borrower's Consolidated tangible net assets over Consolidated total liabilities on the closing date of the Borrower's initial sale of equity to the public at all times.

                           (b)      Leverage Ratio. Maintain a ratio of
         Consolidated Debt for Borrowed Money (other than Debt secured by Liens permitted by Section 5.02(a)(iii)) to Consolidated tangible net worth of not greater than 0.30 : 1.00.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

                  (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

                  (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e), (h) or
         (i), 5.02 or 5.03, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 20 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

                  (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $50,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Judgments or orders for the payment of money in excess of $50,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

                  (g) (i) Any Person or two or more Persons acting in concert (other than St. Paul or its Subsidiaries) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
         1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Borrower (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 66-2/3% of the remaining members of the board of directors of the Borrower or (y) nominated for election by a majority of the remaining members of the board of directors of the Borrower and thereafter elected as directors by the shareholders of the Borrower); or (iii) any Person or two or more Persons acting in concert (other than St. Paul or its Subsidiaries) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or

                  (h) The Borrower or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $50,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

                  (i) The Borrower shall fail to maintain a financial strength rating from A.M. Best Company of A- or better;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

                                    THE AGENT

                  SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.17 or 2.18, as the case may be, or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07;
(ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders. The Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Borrower or its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

                  SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then owed to each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

                  SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 7.07. Other Agents. Each Lender hereby acknowledges that neither the documentation agent nor any other Lender designated as any "Agent" on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

                  SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, Attention: Chief Financial Officer, with a copy to Linda Ransom, Esq., Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019-6092; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention:
Bank Loan Syndications Department; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

                  (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07(d) or (e), 2.09 or 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                  (d) The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. All notices, financial statements, financial and other reports, certificates, requests and other information materials (the "Communications") and the website of the Agent (the "Platform") are provided "as is" and "as available". The Agent does not warrant the accuracy, adequacy or completeness of the Communications or the Platform and expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent in connection with the Communications or the Platform.

                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.13 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of
Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 8.07. Assignments and Participations. (a) Each Lender may and, if demanded by the Borrower (so long as no Default has occurred and is continuing and following a demand by such Lender pursuant to Section 2.10 or 2.13) upon at least five Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof unless the Borrower and the Agent otherwise agree, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by the Borrower, such recordation fee shall be payable by the Borrower except that no such recordation fee shall be payable in the case of an assignment made at the request of the Borrower to an Eligible Assignee that is an existing Lender, and
(vii) any Lender may, without the approval of the Borrower and the Agent, assign all or a portion of its rights to any of its Affiliates. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.10, 2.13 and 8.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and

(vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower.

                  (d) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

                  (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 8.08. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking and
(d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder.

                  SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.11. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

                  (b) The obligation of the Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to the Borrower such excess.

                  SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrower hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon CT Corporation System at its offices at 111 Eighth Avenue, 13th Floor, New York, New York 10011 (the "Process Agent") and the Borrower hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section
8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 8.13. Waiver of Jury Trial. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           PLATINUM UNDERWRITERS HOLDINGS, LTD.

                                           By /s/ Jerome T. Fadden
                                              ----------------------------------
                                              Title: President and CEO

                                           CITIBANK, N.A.,
                                              as Agent

                                           By /s/ Michael A. Taylor
                                              ----------------------------------
                                              Title: MICHAEL A. TAYLOR, VP
                                                         Citibank N.A.
                                                      388 Greenwich Street
                                                          22nd Floor
                                                         212-816-4033

                               Initial Lenders

                                           CITIBANK, N.A.

                                           By /s/ Michael A. Taylor
                                              ----------------------------------
                                              Title: MICHAEL A. TAYLOR, VP
                                                         Citibank N.A.
                                                      388 Greenwich Street
                                                          22nd Floor
                                                         212-816-4033

                                           JPMORGAN CHASE BANK

                                           By /s/ Helen L. Newcomb
                                              ----------------------------------
                                              Title: Vice President

                                           BANK OF AMERICA, N.A.

                                           By /s/ Leslie Reed
                                              ----------------------------------
                                              Title: Vice President

                                           FLEET NATIONAL BANK

                                           By [SIGNATURE ILLEGIBLE]
                                              ----------------------------------
                                              Title: Portfolio Manager

                                           STATE STREET BANK AND TRUST COMPANY

                                           By /s/ Edward M. Anderson
                                              ----------------------------------
                                              Title: Vice President

                                                                      SCHEDULE I
                                            PLATINUM UNDERWRITERS HOLDINGS, LTD.
                                                        364-DAY CREDIT AGREEMENT
                                                      APPLICABLE LENDING OFFICES

------------------------------------------------------------------------------------------------------------------
Name of Initial Lender          Commitment             Domestic Lending Office           Eurodollar Lending Office
------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.          $ 17,500,000            1850 Gateway Blvd.                1850 Gateway Blvd.
                                                       Concord, CA 94520-3282            Concord, CA 94520-3282
                                                       Attn: Cristina Obcena             Attn: Cristina Obcena
                                                       T: 925-675-8768                   T: 925-675-8768
                                                       F: 888-969-9246                   F: 888-969-9246
------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                 $ 35,000,000            Two Penns Way                     Two Penns Way
                                                       New Castle, DE 19720              New Castle, DE 19720
                                                       Attn: Tim Smith                   Attn: Tim Smith
                                                       T: 302 894-6059                   T: 302 894-6059
                                                       F: 302 894-6120                   F: 302 894-6120
------------------------------------------------------------------------------------------------------------------
Fleet National Bank            $ 15,000,000            777 Main Street                   777 Main Street
                                                       Hartford, CT 06115                Hartford, CT 06115
                                                       Attn: Margaret L. Harding         Attn: Margaret L. Harding
                                                       T: 860-952-7576                   T: 860-952-7576
                                                       F: 860-952-7566                   F: 860-952-7566
------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank            $ 17,500,000            1 Chase Manhattan Plaza,          1 Chase Manhattan Plaza,
                                                       8th Floor                         8th Floor
                                                       New York, NY 10081                New York, NY 10081
                                                       Attn: Rocky Chan                  Attn: Rocky Chan
                                                       T: 212 552-7929                   T: 212 552-7929
                                                       F: 212 552-7490                   F: 212 552-7490
------------------------------------------------------------------------------------------------------------------
State Street Bank and          $ 15,000,000            225 Franklin Street Loan          225 Franklin Street Loan
Trust Company                                          Dept M-11                         Dept M-11
                                                       Boston, MA 02101                  Boston, MA 02101
                                                       Attn: Dan White                   Attn: Dan White
                                                       T: 617-664-1632                   T: 617-664-1632
                                                       F: 617-664-3941                   F: 617-664-3941
------------------------------------------------------------------------------------------------------------------
Total of Commitments:          $100,000,000

                                                             EXHIBIT A - FORM OF
                                                                 PROMISSORY NOTE

U.S.$_______________                               Dated:  _______________, 200_

                  FOR VALUE RECEIVED, the undersigned, PLATINUM UNDERWRITERS HOLDINGS, LTD., a company organized under the laws of Bermuda (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the 364-Day Credit Agreement dated as of June 21, 2002 among the Borrower, the Lender and certain other lenders parties thereto, JPMorgan Chase Bank and Bank of America, N.A., as syndication agents, Salomon Smith Barney Inc., as sole lead arranger and Book Manager, and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to Citibank, as Agent, at 388 Greenwich Street, New York, New York 10013, in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                           PLATINUM UNDERWRITERS HOLDINGS, LTD.

                                           By __________________________
                                              Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

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                                                     AMOUNT OF
                              AMOUNT OF           PRINCIPAL PAID        UNPAID PRINCIPAL          NOTATION
DATE                           ADVANCE              OR PREPAID              BALANCE                MADE BY
-------------------------------------------------------------------------------------------------------------------
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

                                                             EXHIBIT B - FORM OF
                                                             NOTICE OF BORROWING

Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware 19720
                                                 [Date]

                  Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

                  The undersigned, Platinum Underwriters Holdings, ltd., refers to the 364-Day Credit Agreement, dated as of June 21, 2002 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, JPMorgan Chase Bank and Bank of America, N.A., as syndication agents, Salomon Smith Barney Inc., as sole lead arranger and Book Manager, and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Borrowing is _______________, 200_.

                  (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

                  (iii) The aggregate amount of the Proposed Borrowing is $_______________.

                  [(iv)    The initial Interest Period for each Eurodollar Rate
         Advance made as part of the Proposed Borrowing is _____ month[s].]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

                  (A)      the representations and warranties contained in
         Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                    Very truly yours,

                                    PLATINUM UNDERWRITERS HOLDINGS, LTD.

                                    By __________________________
                                       Title:.

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the 364-Day Credit Agreement dated as of June 21, 2002 (as amended or modified from time to time, the "Credit Agreement") among Platinum Underwriters Holdings, ltd., a company organized under the laws of Bermuda (the "Borrower"), the Lenders (as defined in the Credit Agreement) JPMorgan Chase Bank and Bank of America, N.A., as syndication agents, Salomon Smith Barney Inc., as sole lead arranger and Book Manager, and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note, if any, held by the Assignor [and requests that the Agent exchange such Note for a new Note payable to the order of [the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and] the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, [respectively,] as specified on Schedule 1 hereto].

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

         Percentage interest assigned:                                   _____%

         Assignee's Commitment:                                          $______

         Aggregate outstanding principal amount of Advances assigned:    $______

         Principal amount of Note payable to Assignee:                   $______

         Principal amount of Note payable to Assignor:                   $______

         Effective Date*: _______________, 200_

                                    [NAME OF ASSIGNOR], as Assignor

                                    By __________________________
                                    Title:

                                    Dated:  _______________, 200_

                                    [NAME OF ASSIGNEE], as Assignee

                                    By __________________________
                                    Title:

                                    Dated:  _______________, 200_

                                    Domestic Lending Office:
                                             [Address]

                                    Eurodollar Lending Office:
                                             [Address]

------------------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved]** this
__________ day of _______________, 200_

CITIBANK, N.A., as Agent

By_____________________________________
   Title:

[Approved this __________ day
of _______________, 200_

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By__________________________________]*
   Title:

------------------
** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

* Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                                                             EXHIBIT D - FORM OF
                                                              OPINION OF COUNSEL
                                                                FOR THE BORROWER